                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 4, 1998

                         SEQUUS PHARMACEUTICALS, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                     0-15847                  94-3031834
(State or other jurisdiction    (Commission File No.)         (IRS Employer
      of incorporation)                                     Identification No.)


                              960 Hamilton Court
                             Menlo Park, CA 94025
                   (Address of principal executive offices
                                 and zip code)

                   Registrant's telephone number, including
                           area code: (650) 323-9011


          ___________________________________________________________
                (former address, if changed since last report)
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                             ITEM 5. OTHER EVENTS.


     On October 4, 1998, SEQUUS Pharmaceuticals, Inc., a Delaware corporation ("SEQUUS"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with ALZA Corporation, a Delaware corporation ("ALZA"), and Argyle Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of ALZA (the "Merger Sub"). Pursuant to the terms of the Merger Agreement, and subject to the conditions set forth therein (including approval of the transaction by the stockholders of SEQUUS), the Merger Sub will be merged with and into SEQUUS (the "Merger"). At the effective time of the Merger, the separate existence of the Merger Sub will cease, SEQUUS will become a wholly-owned subsidiary of ALZA and each outstanding share of SEQUUS common stock will be exchanged for 0.4 of a share of ALZA common stock. The Merger is intended to be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling of interests for financial reporting purposes.

     A copy of the Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits

Exhibit No.  Description
             -----------

2.1 Agreement and Plan of Merger dated as of October 4, 1998, by and among ALZA Corporation, Argyle Acquisition Corp. and SEQUUS Pharmaceuticals, Inc., and exhibits thereto.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         SEQUUS PHARMACEUTICALS, INC.

Dated:  October 15, 1998   By:  /s/ John Richard
        ----------------   ---  ----------------


                           Name:  John Richard
                           Title: Executive Vice President of Business
                                  Development
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                                 EXHIBIT INDEX

                                                                 SEQUENTIALLY
EXHIBIT                                                            NUMBERED
NO.                             DESCRIPTION                          PAGE
                                -----------                          ----
2.1          Agreement and Plan of Merger dated as of October 4,
             1998, by and among ALZA Corporation, Argyle
             Acquisition Corp. and SEQUUS Pharmaceuticals, Inc., including exhibits thereto.